AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement dated July 1, 2000 by and among Deal Update.com and its wholly owned subsidiary e-River Marketing, Inc., ("Acquired"), and Regency Group Limited, a Nevada corporation ("Acquirer").

                                    RECITALS
                                    --------

     Acquirer desires to acquire Acquired through an exchange of all of the outstanding coirunon stock of Acquired solely for voting stock of the Acquirer (the "Transaction").

     Acquired and Acquirer intend that this transaction qualify as a tax free reorganization under Section 368 of the Internal Revenue Code of 1986.

     NOW THEREFORE, in consideration of their respective covenants contained hereinafter, Acquired and Acquirer enter into this Agreement as follows:

1.   Transaction

     1.1 Exchange of Stock. In consideration of the transfer, assignment and delivery of all of Acquired's outstanding capital stock to Acquirer, and in reliance upon the representations and warranties made herein by Acquired, Acquirer will, in full payment thereof, issue to the shareholders of Acquired at the Closing, the number of shares of the voting common and preferred stock of Acquirer (the "Stock") that equals an exchange ratio of .608 shares of Acquirer for each outstanding share of Acquired. The number of shares of Acquirer to be issued shall equal 5,000,000 shares of common stock which represents twentyfive percent (25%) of the issued and outstanding common stock of Acquirer and 2,500,000 shares of voting convertible preferred stock of Acquirer which represents twenty-five percent (25 %) of the issued and outstanding preferred stock of the Acquirer.

     1.2 Closing. The Closing shall take place not later than October 30, 2000, at the offices of Acquirer, or such other time and place as the parties may agree upon. The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date. At the time of the Closing, the parties shall file the Plan of Exchange in the form attached hereto as Exhibit A with the Nevada Secretary of State and the Transaction shall become effective at the time of filing (the "Effective Date")

     1.3  Acquired's Obligation at Closing

          (a)  At the Closing, Acquired will deliver to Acquirer:

               (i) Stock certificates representing all of the outstanding capital stock of Acquired duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, to be held in escrow until the Effective Date of the Transaction.

               (ii) All  contracts,   files,  financial  statements,   books  of
                    account, tax returns and other data and documents, minute and stock books pertaining to Acquired as is further specified by Acquirer.

          (b) At any time and from time to time after the Closing, at Acquirer's request and without further consideration, Acquired will execute such other instruments of sale, transfer, conveyance, assignment and confirmation and as Acquirer may reasonably deem necessary or desirable.

     1.5  Acquirer's Obligations

          (a) Acquirer shall deliver at the Closing stock certificates) representing 5,000,000 shares of voting common stock and 2,500,00 shares of voting convertible preferred stock of Acquirer registered in such names and for the number of shares of stock as set forth on Exhibit B attached hereto and by this reference incorporated herein to be held in escrow until the Effective Date of the Transaction.

2.   Representations  and  Warranties  by  Acquired.   Acquired  represents  and
     warrants to Acquirer to the best of its knowledge as follows:

     2.1 Organization, Standing and Qualification. Acquired is (i) a corporation duly organized, validly existing and in good standing under the laws of Arizona (ii) it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

     2.2 Execution, Delivery and Performance of Agreement - Authority. Neither the execution, delivery nor performance of this Agreement by Acquired, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any agreement to which Acquired is a party or by which either of them may be bound. Acquired has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. All proceedings required to be taken by them to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken. This Agreement constitutes a valid and binding obligation of Acquired.

     2.3 Financial Statements. Acquired has delivered to Acquirer copies (initialed by Acquired's Secretary and identified with a reference to this Section of this Agreement) of the latest unaudited balance sheet of Acquired ("Balance Sheet") (attached as Exhibit 2.3), and statements of revenues, expenses and retained earnings for the same period then ended, (hereinafter collectively called the "Financial Statements"), all of which, to the best of Acquired's knowledge, are complete and correct, having been prepared from the books and records of Acquired in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Acquired as of t their respective dates and the results of its operations for the periods covered thereby. Acquired shall deliver audited financials to Acquirer as soon as reasonably possible.

     Such Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments, necessary for such fair presentation.

     2.4 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto), as of the Balance Sheet Date, Acquired has no known debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Acquired's income.

     2.5 Taxes. All taxes, including without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by other taxing authority, which are due or payable by Acquired, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Acquired with respect to employees' withholding taxes have been duly made as of 6/30/00

     2.6 Absence of Changes or Events. Except as set forth in Schedule 1 annexed hereto, since the Balance Sheet Date, Acquired has conducted its business only in the ordinary course and has not suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse effect on Acquired's condition (financial or otherwise), properties, stock, liabilities, operations or prospects, including, without costs, backlog or relations with its employees, agents, customers or suppliers of which Acquirer has not been made aware.

     2.7 Litigation. Except as set forth in Schedule 2 annexed hereto, there is no claim, legal action, suit, administrative arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgement in process, pending or in effect, or to the knowledge of Acquired after due inquiry, is threatened, against or relating to Acquired, its officers, directors, or employees, its properties, stock or business or the transactions contemplated by this Agreement, and Acquired does not know or have reason to be aware of any basis for the same.

     2.8 Compliance with Laws and Other Instruments. To the best of Acquired's knowledge, Acquired has complied with all existing laws, rules, regulations, ordinances, orders, judgements and degrees now or hereafter applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of Acquired's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with, or result in a default, right to accelerate or loss of right under agreement, order, regulation or decree.

     2.9 Title to Assets. Acquired has good, marketable and insurable title to all the tangible and intangible assets, including all intellectual property it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except inventory sold after the Balance Sheet Date in the ordinary course of business.) None of such assets are subject to any pledge, charge, security interest, encumbrance, restriction, lease, license, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except (a) as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof, or (b) those encumbrances, if any, which (i) are not substantial in character, amount or extent and do not materially detract from the value of the assets subject thereto; (ii) do not interfere with either the present and continued use of such assets; and (iii) have arisen only in the ordinary course of business. All of the assets owned, leased or used by Acquired are in good operating condition and repair, are suitable for the purpose used.

     2.10 Schedules. Attached hereto as Schedule 3 is a separate schedule containing an accurate and complete list and description of:

          (a) All real property owned by Acquired or in which Acquired has a leaschold or other interest or which is used by Acquired in connection with the operation of its business, together with a description of each lease.

          (b)  All of Acquired's receivables.

          (c) All equipment, motor vehicles and other tangible and intangible personal property (other than inventory and supplies), owned, lease or used by Acquired except for items having a value of less than One Thousand ($1,000) Dollars, including software, website codes and agreements and all assets necessary to operate Acquired's business;

          (d) All trademarks, trademark registrations, and applications thereof, service marks, service names, trade names, copyrights and copyright registrations, and applications therefore, wholly or partially owned or held by Acquired or used in the operation of Acquired's business.

          (e) All fire, theft, casualty, liability and other insurance policies insuring Acquired.

          (f) All contracts, agreements, commitments or other understandings or arrangements to which Acquired is a party or by which it or any of its property is bound or affected but excluding purchase and sales orders and commitments made in the ordinary course of business involving payments or receipts by Acquired of less than Five Thousand Dollars ($5,000).

     All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 3 (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule 3, validly assignable to Acquirer without the consent of any other party so that, after the assignment thereof to Acquirer pursuant hereto, Acquirer will be entitled to the full benefits thereof. True and complete copies of all such contracts, agreements, leases, licenses, and other documents listed on Schedule 3 together with any and all amendments thereto) have been delivered to Acquirer and initialed by Acquired's Secretary and identified with a reference to this Section of this Agreement.

     2.11 Receivables.   All   receivables  of  Acquired   (including   accounts
          receivables, loans receivables and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Acquired's business. Acquired makes no guarantees as to the collectability of the receivables.

     2.12 Title To Stock and Assets of Acquired. On the Closing, Shareholders will own all of the issued and outstanding stock and assets of the
          Acquired, free and clear of all liens and encumbrances, and upon delivery ownership will be free and clear of all liens and encumbrances and other adverse interests of any kind.

     2.13 Commission or Broker Fees. Acquired has not used a finder or broker in connection with the Transaction.

     2.14 Restricted Stock. Acquired understands that the Stock is not being registered under the Securities Act of 1933 (the "Act") on the ground that the issuance is exempt from registration as a transaction by an issuer not involving any public offering. The Stock may not be sold unless subsequently registered under the Act or unless an exemption from registration is available. Acquired agrees not to sell, assign or transfer the Stock unless, (i) a registration statement with respect thereto is in effect; or (ii) the sale is in compliance with Rule 144; or (iii) a written opinion of counsel to Acquirer has been received that the transfer is exempt from registration. The certificate representing the Stock will bear a legend restricting transfer.

3. Representation and Warranties by Acquirer, Acquirer represents and warrants to Acquired as follows:

     3.1 Organization. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power and authority to enter into this Agrecrnent and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on its business as now being conducted and to own, lease or operate its properties. Acquirer is in good standing under the laws of the state of Nevada.

     3.2 Authority and Approval of Agreement. All proceedings or corporate action required to be taken by Acquirer relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

     3.3 Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement by Acquirer will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any agreement or understanding to which Acquirer is a party or by which it may be bound or affected. Acquirer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Acquirer to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have properly taken and this Agreement constitutes a valid and binding obligation of Acquirer.

     3.4 Capitalization. The authorized capital of the Acquirer is 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. On the Effective Date the Acquirer shall have 23,306,500shares of common stock outstanding and 5,000,000 shares of preferred stock outstanding.

     3.5 Commissions or Brokers. Acquirer has not engaged any broker or finder, in connection with the transactions contemplated herein,

     3.6 Appointment as Director. On the Effective Date the Acquirer shall appoint Bradley Boyce as a Director of the Acquirer for a minimum term of two years. Buyer shall be appointed President and Director of Acquired and Acquired shall enter into an employment agreement with Boyce.

     3.7 Reporting Company Status. The Acquirer is a reporting company pursuant to the Securities Exchange Act of 1934 and is current with all of its reporting requirements. The Acquirer will undertake to file such forms as may be necessary to report the Transaction and will continue to file such reports as are necessary for the shareholders of Acquired to sell their shares of Stock pursuant to the terms of Rule 144. Acquirer will be responsible for all accounting expenses associated with matters of SEC compliance, including audit expenses of Acquired.

4.   Conduct of Business Prior to Closing.

     4.1 Prior to the Closing, Acquired shall conduct its business and affairs only in the ordinary course and consistent with its prior practices and shall maintain, keep and preserve its Stock and properties in good condition and repair, and maintain insurance thereon in accordance with present practices.

     4.2 Acquired shall give Acquirer prompt written notice of any change in any of the information contained in the representations and warranties made in Section 3 or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing.

5. Conditions Precedent to Acquirer's Obligations. All obligations of Acquirer hereunder are subject, at the option of Acquirer, to the fulfillment of each of the following conditions at or prior to I;he Closing, and Acquired shall exert their best efforts to cause each such condition to be so fulfilled:

     5.1 All representations and warranties of Acquired contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

     5.2 All covenants, agreements and obligations required by the terms of this Agreement to be performed by Acquired before the Closing shall have been duly and properly performed in all material respects.

     5.3 Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties or prospects of Acquired.

     5.4 All documents required to be delivered to Acquirer at or prior to the Closing shall have been so delivered.

     5.5 Acquired shall have obtained written consents to the transfer or assignment to Acquirer of all agreements, licenses, leases and other material contracts of Acquired (other than immaterial purchase and sales orders in the ordinary course of business) where the consent of an,y other party to any such contract may, in the opinion of Acquirer's counsel, be required for such assignment or transfer.

     5.6 Acquirer shall have obtained the approval of the Transaction by its Board of Directors and shareholders and provided satisfactory evidence thereof to Acquired.

6. Conditions Precedent to Acquired's Obligations. All obligations of Acquired at the Closing are subject to the fulfillment of each of the following conditions at or prior to the Closing, and Acquirer shall exert its best efforts to cause each such condition to be so fulfilled:

     6.1 All representations and warranties of Acquirer contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of Closing.

     6.2 All obligations required by the terms of this Agreement to be performed by Acquirer or before the Closing shall have been duly and properly performed in all material respects.

     6.3. The Acquired shall have obtained the approval of the Transaction by its Board of Directors and shareholders and provided evidence thereof to Acquirer.

7.   Indemnification.

     7.1 Acquired hereby indemnifies and agrees to defend and hold Acquirer harmless for, from, against and in respect of (and shall on demand reimburse Acquirer for):

          (a) Any and all loss, liability or damage suffered or incurred by Acquirer by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Acquired or contained herein or in any certificate, document or instrument delivered to Acquirer pursuant hereto or in connection herewith.

          (b) Any and all loss, liability or damage suffered or incurred by Acquirer in respect of or in connection with any liabilities of Acquired not expressly assumed by Acquirer.

          (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgements, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     7.2 Acquirer hereby agrees to indemnify and hold Acquired harmless from, against and in respect of (and shall on demand reimburse them for):

          (a) Any and all loss, liability or damage resulting from any untrue representation, breach of Warranty or non-fulfillment of any covenant or agreement by Acquirer contained herein or in any certificate, document or instrument delivered to Acquired hereunder;

          (b) Any and all liabilities or obligations of Acquired specifically assumed by Acquirer pursuant to this Agreement; and

          (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

8. Nature and Survival of Representations and Warranties. Each statement, representation, warranty, indemnity, covenant and agreement made by Acquired in this Agreement or in any document, certificate or other instrument delivered by (or on behalf of) Acquired pursuant to this Agreement, or in connection herewith, shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of Acquired and each of its sharcholders and directors. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing.

9. Notices: All notices, consents, approvals, waivers or other items given or required to be given by one party to the other shall be in writing; these "Notices" shall be delivered by one of these methods:

     9.01 If personally delivered, then notice i I effective on the next business day following receipt; or

     9.02 If delivered by mail, Notice is deemed given and delivered 72 hours after being deposited in any duly authorized United States mail depository, postage prepaid, registered or certified, return receipt requested; or

     9.03 If sent by a reputable overnight courier service (e.g., Federal Express), addressed as set forth below, the Notice shall be deemed effective on the next business day following receipt, as evidenced by the receipt obtained by the courier service.

     9.04 If sent by telecopier to the phone number listed below, then Notice shall be deemed delivered on the next business day following receipt, as evidenced by a successful transmission report.

     9.05 Notice to an attorney is not complete until the next business day following actual receipt; addresses and fax numbers for an attorney should be confirmed by checking with the Arizona State Bar Association in Phoenix, Arizona. Notice addresses shall be changed by providing the new address to all of the other parties in conformance with these provisions.

All  Notices shall be addressed as indicated below:

If to Deal Update.com:                14435 North Scottsdale Road, #600
                                      Scottsdale, AZ 85254
                                      Fax:480-443-1956
If to Regency:                        Regency Group Limited
                                      7373 E. Doubletree Ranch Road, #200
                                      Scottsdale, AZ 85258
                                      Fax : 480-483-7655

With a copy to:                       Terry W. Neild
                                      8930 E, Raintree Drive, Suite A
                                      Scottsdale, AZ 85260
                                      Fax: 480-767-6179
With a copy to;                       Robert Erven Brown, p. a.
                                      4535 East Hearn Road
                                      Phoenix, AZ 85032-5552
                                      Fax: 602-992-6966

10.  Legal and Other Costs.

     10.1 If any party (the "Defaulting Party") defaults in his or its obligations under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the NonDefaulting Party in connection with such enforcement.

     10.2 In the event that the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of one percent (1 %a) per month during the period between the date such payment should have been made hereunder and the date of the actual payment thereof.

11.  Default; Remedies

     11.1 If the sale is riot consummated as a result of the failure of Acquired to meet all of its obligations under this Agreement, then Acquirer shall have such remedies as may be available to it at law or in equity, but shall have no right to sue for consequential or punitive damages.

     11.2 If the sale is not consummated as a result of the failure of Acquirer to meet all of its obligations under this Agreement, then Acquired shall have only the remedy of specific performance in. equity but not have the right to sue for consequential, general or punitive damages.

12.  Miscellaneous.

     12.1 This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

     12.2 No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     12.3 This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

     12.4 The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

     12.5 Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     12.6 This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

     12.7 This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Arizona applicable to contracts made and to be performed therein.

     12.8 No public statements or news releases relating to the Transaction shall be made by any party without the written consent of Acquirer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEAL UPDATE.COM, INC.                                   REGENCY GROUP LIMITED,
                                                        a Nevada Corporation

By: /s/ Brad Boyce                                      By: /s/ Roberto Filice
------------------                                      ----------------------
Its:  President                                         Its:  President